UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2025

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, at the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Natural Gas Services Group, Inc. (the “Company”) took the following actions: (i) appointed J. Anthony Gallegos, Jr. to the Board to fill the seat vacated by David Bradshaw in connection with his retirement from the Board in December 2024, and (ii) appointed Mr. Gallegos to serve on the Board’s Audit Committee and Safety & Sustainability Committee.

The Board has determined that Mr. Gallegos qualifies as an independent director pursuant to the rules of the New York Stock Exchange.

Mr. Gallegos will receive the same fees for his service as the Company’s other independent directors and members of the committees he has been appointed to (other than the Chair of the committees), which fees were disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024. Annual cash compensation will be prorated from the date of Mr. Gallegos’ appointment to the Board. With respect to the long-term equity portion of his compensation, Mr. Gallegos was awarded 889 restricted stock units, representing a prorated number of units from the date of his appointment based upon an annual award value of $110,000 for a service period ending on June 6, 2025. Each unit represents the right to receive one share of Company common stock upon vesting one year from the date of grant.

Mr. Gallegos, age 55, has more than 30 years of experience in the offshore, international, and US land drilling business. He currently serves as President, Chief Executive Officer and Director of Independence Contract Drilling, Inc. (“ICD”), positions he has held since October 2018. Prior to his role with ICD, Anthony held various executive positions with Sidewinder Drilling Company until Sidewinder’s merger with ICD in October 2018. Anthony co-founded Sidewinder in 2011, originally serving as Senior Vice President, Chief Financial Officer & Corporate Secretary, a position he held until November 2014 when he was promoted to President & Chief Financial Officer with overall responsibility for the profitability and operating performance of the Company. He was promoted to President and Chief Executive Officer of Sidewinder in September 2017.

From April 2006 through September 2010, Anthony held the position of Vice President Business Development of Scorpion Offshore Ltd. Scorpion Offshore was a public company (OSE: SCORE) and an international offshore drilling contractor with operations across the globe which was acquired by Seadrill in 2010. Prior to joining Scorpion Offshore, he held operational, marketing, corporate planning and management positions with international offshore drilling companies including Transocean Offshore, Atwood Oceanics, and Ensco, all three NYSE listed, public companies.

Anthony started his career working as a roughneck on offshore drilling rigs in the U.S. Gulf of Mexico. Anthony is a member of the Society of Petroleum Engineers and the International Association of Drilling Contractors. He is a veteran of the US Army and holds a B.B.A. from Texas A&M University and an M.B.A. from Rice University.

Item 7.01 Regulation FD Disclosure

On April 3, 2025, the Company issued a press release announcing the appointment of Mr. Gallegos to the Board. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.
99.1	Press Release Addition of a New Director to its Board of Directors April 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	April 3, 2025	By:	/s/ Justin C. Jacobs
Justin C. Jacobs
Chief Executive Officer